Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-226058) pertaining to the 2013 Equity Incentive Plan, 2018 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Tricida, Inc., of our report dated March 29, 2019, with respect to the financial statements of Tricida, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Redwood City, California
March 29, 2019